Exhibit 10.1

FOURTH AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN FINANCE OPERATING PARTNERSHIP, L.P. (this “Amendment”), dated as of September 6, 2019, is entered into by AMERICAN FINANCE TRUST, INC., a Maryland corporation, as general partner (the “General Partner”) of AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), for itself and on behalf of any limited partners of the Partnership.

WHEREAS, the Second Amended and Restated Agreement of Limited Partnership of the Partnership was entered into on July 19, 2018 (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”);

WHEREAS, on March 22, 2019, the General Partner, for itself and on behalf of any limited partners of the Partnership, entered into the Second Amendment to the Partnership Agreement (the “Second Amendment”) to set forth the designations, allocations, preferences, conversion and other special rights, powers and duties of a new series of Preferred Units (as defined in the Second Amendment) of the Partnership designated the “7.50% Series A Cumulative Redeemable Perpetual Preferred Units” (the “Series A Preferred Units”);

WHEREAS, the Series A Preferred Units were created and were initially issued in conjunction with the General Partner’s initial issuance and sale of shares of its 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and, as such, the Series A Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series A Preferred Stock, all such that the economic interests of the Series A Preferred Units and the Series A Preferred Stock are substantially similar;

WHEREAS, on March 26, 2019, the General Partner issued and sold 1,200,000 shares of Series A Preferred Stock in an underwritten public offering, and, on April 10, 2019, the General Partner issued and sold an additional 146,000 shares of Series A Preferred Stock upon the underwriters’ exercise of their option to purchase additional shares in such offering, and the General Partner contributed the net proceeds of such issuances and sales to the Partnership in exchange for, and caused the Partnership to issue to the General Partner, 1,346,000 Series A Preferred Units;

WHEREAS, on May 8, 2019, the General Partner, for itself and on behalf of any limited partners of the Partnership, entered into the Third Amendment to the Partnership Agreement (the “Third Amendment”) to increase the number of Series A Preferred Units it is authorized to issue;

WHEREAS, during the period from May 8, 2019 to the date hereof, the General Partner has issued and sold 729,686 shares, and is authorized to issue and sell from time to time up to 1,270,314 additional shares of Series A Preferred Stock, in an at-the-market offering, and, in connection therewith, the General Partner, pursuant to Section 4.02(b) of the Partnership Agreement, has contributed, and will, upon the issuance and sale of any additional shares of Series A Preferred Stock in such offering, contribute, the net proceeds of such issuances and sales to the Partnership in exchange for, and has caused, and will continue to cause, the Partnership to issue to the General Partner a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock actually issued in such offering from time to time;

WHEREAS, as of the date hereof, 2,075,686 of the 3,380,000 Series A Preferred Units authorized to be issued have been issued and are outstanding;

WHEREAS, the General Partner has authorized the issuance and sale of up to 3,450,000 shares of Series A Preferred Stock in an underwritten public offering, at a gross offering price of $25.25 per share of Series A Preferred Stock, and, in connection therewith, the General Partner, pursuant to Section 4.02(b) of the Partnership Agreement, will, upon the issuance and sale of any shares of Series A Preferred Stock in such offering, contribute the net proceeds of such issuances and sales to the Partnership in exchange for, and will cause the Partnership to issue to the General Partner, a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock actually issued in such offering; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.02(a) and Article 11 of the Partnership Agreement, and as authorized by the unanimous written consent of a committee of the Board of Directors of the General Partner which has been delegated certain power and authority of the Board of Directors of the General Partner, dated as of September 4, 2019, the General Partner desires to amend the Partnership Agreement to increase the number of Series A Preferred Units it is authorized to issue and to issue additional Series A Preferred Units to the General Partner.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

Annex A to the Partnership Agreement is hereby amended by deleting Section 1 thereof and replacing such Section with the following new Section 1:

“1. Designation and Number. A series of Preferred Units (as defined below) of American Finance Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), designated the “7.50% Series A Cumulative Redeemable Perpetual Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 6,796,000.”

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President

[Signature Page to Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership]